UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 27, 2015

(Date of Earliest Event Reported)

CAPSTEAD MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8401 North Central Expressway Suite 800 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of stockholders was held on May 27, 2015.  As of March 27, 2015, the record date for the annual meeting, there were 95,812,080 shares outstanding and entitled to vote.  At the annual meeting 86,935,209 shares, or approximately 90.74% of the eligible voting shares, were represented either in person or by proxy.

At the meeting, the stockholders voted on the following items:

1.	Proposal (1) to elect eight nominees to our board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the board (constituting the entire board), with the voting results for each nominee as shown:

Name	For	Against	Withheld/ Abstentions	Broker Non-votes

Jack Bernard	57,465,831	483,707	488,852	28,496,819
Jack Biegler	57,554,766	393,110	490,314	28,496,819
Michelle P. Goolsby	57,558,564	386,097	493,729	28,496,819
Andrew F. Jacobs	57,519,823	447,355	471,212	28,496,819
Gary Keiser	57,435,094	507,418	495,878	28,496,819
Christopher W. Mahowald	57,606,070	346,001	486,319	28,496,819
Michael G. O’Neil	57,281,248	666,137	491,005	28,496,819
Mark S. Whiting	57,350,044	593,211	493,941	28,496,819

2.	Proposal (2) to conduct an advisory (nonbinding) vote to approve our 2014 named executive officers’ compensation. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes

56,037,974	1,569,083	831,333	28,496,819

3.	Proposal (3) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes

85,142,534	1,054,428	738,247	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

May 28, 2015
	By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Chief Financial Officer and
Executive Vice President